Exhibit 10(i)
                                                                   June 26, 2000




Mr. Gary J. Morgan
c/o Met-Pro Corporation
160 Cassell Road
Harleysville, PA 19438

Dear Mr. Morgan:

Reference is made to the definition of "Change of Control" found in Section 1(a) of the Key Employee Severance Agreement that you executed on July 6, 1999 with Met-Pro Corporation. With this letter agreement, we hereby amend this Key Employee Severance Agreement by deleting Section 1(a) thereof and replacing it with the following:

"(a) Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred:

        (i) If any "person" or "group of persons", which person or group of persons are not part of present Management and are acting in concert (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Act) directly or indirectly of securities of the Corporation representing thirty (30%) percent or more of the combined voting power of the Corporation's then outstanding securities; or,

        (ii) Of at any time there shall be a change in the composition of the Corporation's Board of Directors resulting in a majority of such Directors as of the date hereof no longer constituting such a majority; provided, however, that in making any such determination as to change in composition, there shall be excluded any change where the new Director was elected by or upon the recommendation of such present majority; or

        (iii) If the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) percent of the combined voting power of the reorganized, merged or consolidated Corporation's then outstanding securities entitled to vote generally in the election

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                of directors or with respect to a liquidation  or dissolution of the Corporation or the sale of all or substantially all of the Corporation's assets; or,

        (iv) There shall be a Change of Control as defined by any other agreement or plan to which the Corporation is party."

Except as set forth in this letter agreement, there are no other changes or amendments to the Key Employee Severance Agreement, which remains in full force and effect.

                                                     Very truly yours,

                                                     MET-PRO CORPORATION



                                                By:   /s/  William L. Kacin
                                                    ----------------------------
                                                    William L. Kacin
                                                    Chairman and President

ACCEPTED AND AGREED:



 /s/ Gary J. Morgan
-----------------------------------
Gary J. Morgan